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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2008

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UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

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Maryland              001-12690                       22-1890929

(State or other jurisdiction   (Commission    (IRS Employer

of incorporation)    File Number)               Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ     07728

(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01

Other Events.

On May 13, 2008, UMH Properties, Inc. (the Company) conducted a conference call to discuss its first quarter 2008 earnings results and other matters.  This conference call also included discussion and information concerning Monmouth Real Estate Investment Corporation (MREIC), an affiliate of the Company.

An audio replay and a transcript of the conference call will be available on the Company’s website at http://www.umh.com.

UMH Properties, Inc., a publicly-owned REIT, owns and operates twenty-eight manufactured home communities located in New York, New Jersey, Pennsylvania, Ohio and Tennessee. In addition, the Company owns a portfolio of REIT securities. UMH has been in operation since 1968, operating as a public company since 1985.

MREIC, a publicly-owned real estate investment trust (REIT), specializes in investments in net-leased industrial properties. The Company’s equity portfolio consists of fifty-eight industrial properties and one shopping center located in twenty-six states.  In addition, the Company owns a portfolio of REIT securities.  MREIC was organized in 1968.

Certain statements included in this conference call which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although UMH and MREIC (the Companies) believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, the companies can provide no assurance those expectations will be achieved. Factors and risks that could cause actual results or events to differ materially from expectations are contained in the annual reports on Form 10-K and described from time to time in the companies’ other filings with the SEC. The companies undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH PROPERTIES, INC.

Date:  May 13, 2008

By:      /s/ Anna T. Chew

Name:

Anna T. Chew

Title:

Vice President and Chief Financial Officer

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